UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________
FORM 8-K
_______________________________________________________

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018
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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)

Delaware	001-38155	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2018, Richard T. Laube informed the Board of Directors (the “Board”) of The Simply Goods Food Company (the “Company”) of his resignation as a member of the Board and as a member of the Audit Committee of the Board, effective January 8, 2019. His resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Laube’s resignation, the Board appointed Nomi P. Ghez as a member of the Audit Committee of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date:	December 20, 2018	By:	/s/ Todd E. Cunfer
		Name:	Todd E. Cunfer
		Title:	Chief Financial Officer
(Principal Financial Officer)